Exhibit 10.2
SEVENTH AMENDMENT TO CREDIT AGREEMENT
This SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made and entered into as of April 13, 2026, by and among PACS GROUP, INC., a Delaware corporation (“Holdings”), PACS HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto and TRUIST BANK, as Administrative Agent.
W I T N E S S E T H :
WHEREAS, Holdings, the Borrower, the Lenders and the Administrative Agent are party to that certain Amended and Restated Credit Agreement, dated as of December 7, 2023 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement as set forth herein, and the Administrative Agent and the Lenders party hereto have agreed to such amendments, in each case subject to the terms and conditions hereof.
NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, each of the parties hereto hereby covenants and agrees as follows:
SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein (including in the preamble and the recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement, as amended hereby. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.
SECTION 2. Amendments.
(a) Section 4.19(b) of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:
(b) (b)    Health Care Permits. Holdings and each of its Subsidiaries holds, and at all times during the four calendar years immediately preceding the Closing Date has held, all Health Care Permits necessary for it to own, lease, sublease or operate its assets or to conduct its business or operations for the period covered by such Health Care Permit. All such Health Care Permits are, and at all times during the four calendar years immediately preceding the Closing Date have been, in full force and effect and there is and has been no material default under, violation of, or other noncompliance with the terms and conditions of any such Health Care Permit. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, has resulted or would result in the suspension, revocation, termination, restriction, limitation, modification or non-renewal of any Health Care Permit that could reasonably be expected to have, in the aggregate, a Material Adverse Effect. Other than as set forth on Schedule 4.19, no

Governmental Authority has taken, or to the knowledge of Holdings or any of its Subsidiaries intends to take, action to suspend, revoke, terminate, place on probation, restrict, limit, modify or not renew any Health Care Permit of Holdings or any of its Subsidiaries that could reasonably be expected to have, in the aggregate, a Material Adverse Effect. As of the Closing Date, Schedule 4.19 sets forth an accurate, complete and current list of all Health Care Permits, and all Third Party Payor Authorizations for Third Party Payor Programs in which Holdings or any of its Subsidiaries participates, in each case which is material to Holdings and its Subsidiaries on a consolidated basis.
(c) Section 7.4(i) of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:
(i) Investments made after the Closing Date in joint ventures in which the Borrowers and its Subsidiaries collectively own equal to or less than 50% of the equity and which do not otherwise constitute Subsidiaries of the Borrower; provided that the aggregate outstanding amount of all such Investments, together with the aggregate outstanding amount of Investments made in reliance upon Section 7.4(e), shall not exceed $50,000,000.
SECTION 3. Conditions Precedent. This Agreement shall become effective only upon satisfaction or waiver of each of the following conditions:
(a) The Administrative Agent’s receipt of this Agreement duly executed by each of (i) Holdings, (ii) the Borrower, (iii) the Required Lenders and (iv) the Administrative Agent; and
(b) the Borrower shall have paid all reasonable, documented out-of-pocket costs and expenses of the Administrative Agent due and payable on or prior to the date hereof, including, without limitation, reasonable fees, charges and disbursements of counsel for the Administrative Agent.
SECTION 4. Representations and Warranties. Each of Holdings and the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:
(a) Each of the representations and warranties made by it set forth in the Loan Documents is true and correct in all material respects as of the date hereof, unless such representation or warranty expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects);
(b) As of the date hereof, immediately after giving effect to this Agreement, there exists no Default or Event of Default;
(c) It has the power and is duly authorized to enter into, deliver, and perform this Agreement; and
(d) This Agreement is the legal, valid, and binding obligation of each of Holdings and the Borrower enforceable against it in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity.

SECTION 5. Miscellaneous Terms.
(a) Loan Document. For avoidance of doubt, Holdings, the Borrower, the Lenders party hereto and the Administrative Agent each hereby acknowledges and agrees that this Agreement is a Loan Document.
(b) Effect of Agreement. Except as set forth expressly herein, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Loan Parties.
(c) No Novation or Mutual Departure. Each of Holdings and the Borrower expressly acknowledges and agrees that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 above and (ii) nothing in this Agreement shall affect or limit the Administrative Agent’s or any Lender’s right to demand payment of liabilities owing from the Borrower or any other Loan Party to the Administrative Agent or the Lenders under, or to demand strict performance of the terms, provisions, and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of an Event of Default under the Credit Agreement or the other Loan Documents.
(d) Ratification. Each of Holdings and the Borrower, on its own behalf and on behalf of each other Loan Party, hereby (i) restates, ratifies, and reaffirms all of its obligations and covenants set forth in the Credit Agreement and the other Loan Documents to which it is a party effective as of the date hereof and (ii) restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Agreement and any other Loan Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date).
(e) Claims. To induce the Administrative Agent and the Lenders to enter into this Agreement, each of Holdings and the Borrower, on its own behalf and on behalf of each other Loan Party, hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists no right of offset, defense, counterclaim, claim, or objection in favor of itself or any other Loan Party or arising out of or with respect to any of the Loans or other obligations of itself or any other Loan Party owed to the Administrative Agent and the Lenders under the Credit Agreement or any other Loan Document.
(f) Release. In consideration of the agreements contained herein, each of Holdings and the Borrower, on its own behalf and on behalf of each other Loan Party, hereby waives and releases the Administrative Agent and each of the Lenders and their respective directors, partners, officers, employees and agents, from any and all claims and defenses, known or unknown as of the date of this Agreement, with respect to the Credit Agreement, the other Loan Documents and the transactions contemplated thereby on or before the date of this Agreement.
(g) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

(h) Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) or electronic signature as permitted by Section 10.16 of the Credit Agreement shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party so delivering an executed counterpart of this Agreement by facsimile, telecopy, other electronic method of transmission or electronic signature shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.
(i) Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.
(j) Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.
(k) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
(l) Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.
(Signature pages follow)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.
HOLDINGS:
PACS GROUP, INC.
By: /s/ John Mitchell_________________
Name: John Mitchell
Title: Secretary
BORROWER:
PACS HOLDINGS, LLC
By: /s/ John Mitchell_________________
Name: John Mitchell
Title: Secretary

TRUIST BANK, as the Administrative Agent and a Lender
By: /s/ Alexandra Korchmar_________________
Name: Alexandra Korchmar
Title: Director

BOKF NA, DBA, BOK FINANCIAL, as a Lender
By: /s/ Rett E. Deinlein_________________
Name: Rett E. Deinlein
Title: Senior Vice President

ROYAL BANK OF CANADA, as a Lender
By: /s/ Sean Young_________________
Name: Sean Young
Title: Authorized Signatory

CITIBANK, N.A., as a Lender
By: /s/ Matthew Cataldi_________________
Name: Matthew Cataldi
Title: Authorized Signer

UBS AG, STAMFORD BRANCH, as a Lender
By: /s/ Muhammad Afzal_________________
Name: Muhammad Afzal
Title: Director

By: /s/ Danielle Calo_____________________
Name: Danielle Calo
Title: Director

REGIONS BANK, as a Lender
By: /s/ Joshua Bloom_________________
Name: Joshua Bloom
Title: Director

JPMORGAN CHASE BANK, N.A., as a Lender
By: /s/ Yonas Zewdie_________________
Name: Yonas Zewdie
Title: Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender
By: /s/ John Marousek_________________
Name: John Marousek
Title: Assistant Vice President